Exhibit 99.1

Gold Crest Mines, Inc. and Electrum Ltd. Propose New Joint Venture

Spokane, Washington, June 18, 2008, For Immediate Release

Gold Crest Mines, Inc. (GCMN:OTCBB) is pleased to announce, that through its wholly owned subsidiary Niagara Mining and Development Co., Inc., it has signed a Letter Of Intent covering all of our properties in Idaho with Cougar Gold LLC (Cougar), a wholly-owned affiliate of Electrum Ltd.  The proposed joint venture covers GCMN’s unpatented mining and millsite claims, as well as patented claims held under mining leases and option agreements altogether totaling approximately 4,360 acres.  The properties are located in the Stibnite-Yellow Pine Mining District, Valley County, Idaho.

Gold Crest has been reviewing historical data for the district obtained in the previously announced Oberbillig option agreement and the Bradley Mining Company lease.  This data has identified numerous exploration targets for both oxide and sulfide gold ores.

The proposed joint venture is subject to due diligence by Cougar and to negotiation and execution of a definitive joint venture agreement.  Under the proposed terms of the joint venture agreement, Cougar can earn a 60% interest in GCMN’s properties by spending a total of $4,500,000 (the “Initial Earn-In Amount”) within four years of the signing of the definitive agreement.  The initial earn-in amount will include exploration expenditures, land payments and the cost of the due diligence.

Cougar can earn up to an additional 25% interest, for a total of 85%, by spending an additional $4,500,000 (the “Additional Earn-In Amount”) on exploration expenditures within eight years of the signing of the definitive agreement.  Cougar will be the operator of the joint venture.

In addition, Cougar has committed to make an investment of $800,000 to acquire 8,000,000 ordinary shares of GCMN ($.10/Share) in two tranches, the first for $300,000 was made on June 16, 2008, and the second for $500,000 conditioned upon signing of a definitive agreement covering the properties transaction.

Electrum Ltd., Cougar’s parent, is a privately-held gold exploration company that has exploration projects around the world and a strong commitment to sustainable mining and the environment.

Tom Parker, President and CEO for GCMN, said, “We are extremely pleased to complete this joint venture agreement with a global exploration company with superior resources.”

Gold Crest Mines, Inc. is a junior gold exploration company with properties in Alaska and Idaho, and is a reporting company under the Securities and Exchange Act of 1934.  GCMN is listed on the NASDAQ Electronic Bulletin Board (OTCBB) under the symbol “GCMN.”

Further information about Gold Crest Mines, Inc. and its properties can be found at the Company’s website at www.goldcrestminesinc.com.

For more information please contact:

Tom Parker                                                                                         Chris Dail

President & CEO                                                                                Vice President, Exploration

Tel-509-893-0171                                                                               Tel-509-893-0171

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995:

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof or given that the future results covered by such forward-looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For example, there is no assurance that past mining activities on the Company’s leases are indicative that any proven or probable reserves exist on the claims.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statement was made. Investors should carefully consider the preceding information as well as information contained in any news release before making any investment in the shares of the company. Gold Crest Mines, Inc. undertakes no obligation to update any forward-looking statements.